Exhibit 99.1

Quinton Announces Q2 EPS of $0.12 on Revenues of $21.6 Million

BOTHELL, WA, July 22, 2004 – Quinton Cardiology Systems, Inc. (NASDAQ: QUIN) today announced results for the three and six month periods ended June 30, 2004.

Second Quarter Results

Revenues for the three months ended June 30, 2004 were $21.6 million, compared to revenues of $20.7 million for the three months ended June 30, 2003, an increase of 4.5%. On a pro forma basis, excluding revenues of $1.0 million in 2003 and $0.1 million in 2004 relating to the divested hemodynamic monitoring line, second quarter 2004 revenues were up 9.7% over the second quarter of 2003. The revenue growth was driven by continued strength in substantially all of Quinton’s core product lines, with the exception of some softness in Holter systems sales.

Gross profit for the three months ended June 30, 2004 was $9.2 million, or 42.6% of revenues. This compares to gross profit of $8.4 million, or 40.8% of revenues, for the three months ended June 30, 2003. The year over year improvement in overall gross margin resulted principally from efficiencies realized through the 2003 consolidation of Quinton’s manufacturing facilities, and other cost reductions, partially offset by lower margin on service revenues. However, overall gross margin declined from 43.7% in the first quarter, principally as a result of normal fluctuations in product mix.

Service margin improved to 41.0% in the second quarter of 2004, as compared to 38.4% in the first quarter, due to improved operating efficiencies. While service revenues were essentially the same as in the prior year, service margin for the second quarter of 2004 was slightly lower than for the same period in the prior year. This small decline was the result of the loss of hemodynamic monitoring service revenue, which has been replaced by new service revenue that is somewhat less profitable.

Quinton’s results for the second quarter of 2004 included the recognition of a gain of $0.6 million relating to the 2003 hemodynamic monitoring line divestiture. The gain had been delayed until Quinton completed all of its contractual obligations relating to the sale, including providing continuing service to the related customers through April, 2004.

For the three months ended June 30, 2004, Quinton reported net income of $1.7 million, or $0.12 per diluted share. These results, which include the gain on the divestiture, compare to a net loss of $0.2 million for the three months ended June 30, 2003, or a loss of $0.01 per share.

Year to Date Results

Revenues for the six months ended June 30, 2004 were $43.3 million, as compared to revenues of $41.0 million for the six months ended June 30, 2003, an increase of 5.6%. On a pro-forma basis, excluding revenues of $1.7 million in 2003 and $0.2 million in 2004 relating to the divested hemodynamic monitoring line, year to date 2004 revenues were up 9.6% over the same period in 2003. This growth was attributable to strength across most of Quinton’s core product lines.

Gross profit for the six months ended June 30, 2004 was $18.7 million, or 43.1% of revenues. This compares to gross profit of $16.3 million, or 39.7% of revenues, for the six months ended June 30, 2003. Most of this improvement was driven by the manufacturing consolidation and other cost reductions, partially offset by a decline in service margin. Approximately 0.7% of the 3.4% year over year improvement resulted from a nonrecurring charge of $0.3 million to gross profit in the first quarter of 2003 relating to the acquisition of Burdick.

For the six months ended June 30, 2004, Quinton reported net income of $2.8 million, or $0.20 per diluted share, including the gain on the hemodynamic monitoring line divestiture. Quinton reported a loss of $2.0 million, or $0.17 per share, for the six months ended June 30, 2003. The loss in 2003 included nonrecurring charges relating to the acquisition of Burdick of $1.6 million. There were no similar charges in the current year.

Cash Flow and Liquidity

Quinton generated cash from operations of $0.7 million and $0.1 million for the three and six month periods ended June 30, 2004, respectively. This compares to net cash generated from operations of $0.3 million for the three month period ended June 30, 2003 and net cash used in operations of $0.7 million for six month period ended June 30, 2003. Capital expenditures for the six months ended June 30, 2004 were $0.1 million, compared to $0.8 million for the same period in the prior year, principally as a result of lower spending on information systems.

Quinton realized $15.8 million in cash from the completion of its stock offering during the quarter. The Company has accrued an additional $0.4 million in offering related costs, so the net offering proceeds will ultimately be $15.4 million.

Quinton used the positive cash from operations and a small portion of the offering proceeds to repay all outstanding borrowings under its line of credit during the quarter. Quinton’s cash position, net of debt, at June 30, 2004 was $15.5 million. This compares to total debt, net of cash, of $0.5 million and $2.1 million at December 31, 2003 and June 30, 2003, respectively. Quinton expects to generate positive cash from operations in the third and fourth quarters of 2004.

“The cash from our recent offering, together with our cash flow from operations, provides us with the capital flexibility to accelerate our strategic growth,” said Mike Matysik, Chief Financial Officer.

Outlook

Based on the recent stock offering and changes in the outlook for revenue mix and research and development spending, Quinton has updated its expectations for results for the balance of the year.

For the third quarter, Quinton expects revenues in the range of $22.0 to $23.5 million, earnings in the range of $1.3 million to $1.6 million and earnings per diluted share in the range of $0.08 to $0.11.

For the fourth quarter, Quinton expects revenues in the range of $22.5 to $24.0 million, earnings in the range of $1.5 million to $1.9 million and earnings per diluted share in the range of $0.10 to $0.13.

Achieving these expectations would result in revenues in the range of $88.0 million to $91.0 million, earnings in the range of $5.6 million to $6.3 million and earnings per diluted share in the range of $0.39 to $0.44 for the full year, compared with the net loss of $1.8 million, or $0.15 per share Quinton reported for the full year 2003. These forecasted full year 2004 results include the effect of the gain on the divestiture of the hemodynamic monitoring line, which has an impact of $0.04 per diluted share.

“Both our year to date and expected 2004 results represent substantial improvement over comparable periods in the prior year,” said John Hinson, Chief Executive Officer. “With revenues up nearly 10% and dramatically increased profitability year to date, we have clearly demonstrated the ability to successfully grow our business. We remain confident in our long term business prospects,” he concluded.

About Quinton Cardiology Systems

Quinton develops, manufactures, markets, and services a family of advanced cardiology products used in the diagnosis, monitoring and management of patients with cardiovascular disease. Quinton markets its products under the Quinton and Burdick brand names. Quinton’s shares are quoted on the NASDAQ National Market under the trading symbol “QUIN”. For more information, visit the Quinton web site at www.quinton.com or contact Quinton at (800) 426-0337.

Forward Looking Statements

This press release contains forward-looking statements that involve a number of risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. Forward-looking statements in this press release include statements relating to Quinton’s expected 2004 revenue, profitability and earnings per share. Actual results may vary significantly from the results expressed or implied in such statements. Factors that could cause or contribute to such varying results include, but are not limited to, delays in our product development activities and commercial introduction of product enhancements and new products, changes in competitors’ products or their pricing which may impair the market acceptance of our products or force us to lower our prices, unexpected softness in the market demand for our products, disruptions in supplies or increases in prices of certain components we use in our products, changes in the number of primary or fully diluted shares outstanding, the impact of acquisitions and divestitures, circumstances or events that may lead to limitations on the usage of our income tax operating loss carryforwards or other changes in circumstances relating to taxes on our income, and our ability to maintain good relationships with our employees and suppliers. These and other risks are more fully described under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2003, under the caption “Certain Factors that May Affect Future Results” in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, and other documents, as filed with the Securities and Exchange Commission by Quinton Cardiology Systems, Inc. Quinton undertakes no duty or obligation to update the information provided herein.

Contact:
Mike Matysik
Senior Vice President and Chief Financial Officer
(425) 402-2009
www.quinton.com

Pro Forma Financial Information

This press release contains certain financial information (presented on a “pro forma basis”) calculated on a basis other than United States generally accepted accounting principles (“GAAP”).

The information presented on a pro forma basis relates to the calculation of revenue growth for the three and six month periods ended June 30, 2004, compared to the comparable periods in 2003, after adjusting revenues reported in accordance with GAAP to exclude revenues from Quinton’s line of hemodynamic monitoring products, which was divested in the fourth quarter of 2003.

Management believes that this pro forma information is meaningful because the adjusted measures provide a comparison of the performance of the Company’s operations on bases which are consistent from period to period. Set forth below is a reconciliation of these measures to the most directly comparable financial measures calculated in accordance with GAAP (in thousands):

Revenues, as reported, for the three months ended June 30, 2003	$20,706
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(1,025)

Pro forma revenues for the three months ended June 30, 2003	$19,681

Revenues, as reported, for the three months ended June 30, 2004	$21,648
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(67)

Pro forma revenues for the three months ended June 30, 2004	$21,581

Revenue growth for three months ended June 30, 2004 compared to reported revenues for the same period in 2003	4.5%
Pro forma revenue growth for three months ended June 30, 2004 compared to pro forma revenues for the same period in 2003	9.7%

Revenues, as reported, for the six months ended June 30, 2003	$40,989
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(1,673)

Pro forma revenues for the six months ended June 30, 2003	$39,316

Revenues, as reported, for the six months ended June 30, 2004	$43,300
Pro forma adjustment:
Deduct revenue relating to hemodynamic monitoring line	(221)

Pro forma revenues for the six months ended June 30, 2004	$43,079

Revenue growth for the six month period ended June 30, 2004 compared to reported revenues for the same period in 2003	5.6%
Pro forma revenue growth for the six months ended June 30, 2004 compared to pro forma revenues for the same period in 2003	9.6%

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(in thousands)

	December 31,	June 30,
	2003	2004
ASSETS
Current Assets:
Cash and cash equivalents	$185	$15,730
Accounts receivable, net	12,480	13,538
Inventories	12,690	11,365
Prepaid expenses and other current assets	1,419	1,599

Total current assets	26,774	42,232
Machinery and equipment, net of accumulated depreciation	4,918	4,403
Intangible assets, net of accumulated amortization	5,672	5,781
Investment in unconsolidated entity	1,000	1,000
Goodwill	9,953	9,690

Total assets	$48,317	$63,106

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Line of credit	$354	$—
Current portion of long term debt	363	181
Accounts payable	6,183	6,308
Accrued liabilities	7,349	4,159
Warranty liabilities	2,059	2,010
Deferred revenue	4,499	4,293

Total current liabilities	20,807	16,951
Deferred tax liability	1,180	1,190

Total liabilities	21,987	18,141

Minority interest in consolidated entity	198	168
Shareholders’ Equity	26,132	44,797

Total liabilities and shareholders’ equity	$48,317	$63,106

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended June 30,
	2003		2004
	$	%	$	%
Revenues:
Systems	$17,604	85.0%	$18,542	85.7%
Service	3,102	15.0	3,106	14.3

Total revenues	20,706	100.0	21,648	100.0
Cost of revenues:
Systems	10,472	59.5	10,591	57.1
Service	1,792	57.8	1,833	59.0

Total cost of revenues	12,264	59.2	12,424	57.4
Gross profit:
Systems	7,132	40.5	7,951	42.9
Service	1,310	42.2	1,273	41.0

Gross profit	8,442	40.8	9,224	42.6
Operating expenses:
Research and development	1,989	9.6	1,796	8.3
Sales and marketing	4,491	21.7	4,367	20.1
General and administrative	1,942	9.4	1,949	9.0
Stock-based compensation	18	0.1	18	0.1

Total operating expenses	8,440	40.8	8,130	37.5

Operating income	2	0.0	1,094	5.1
Other income (expense):
Interest expense, net	(73)	(0.4)	(19)	(0.1)
Interest expense, putable warrants	(63)	(0.3)	—	—
Other income (expense), net	(13)	(0.1)	633	2.9

Total other income (expense)	(149)	(0.8)	614	2.8

Income (loss) before income taxes and minority interest	(147)	(0.8)	1,708	7.9
Income tax provision	(9)	(0.0)	(35)	(0.2)

Income (loss) before minority interest in loss of consolidated entity	(156)	(0.8)	1,673	7.7
Minority interest in loss (income) of consolidated entity	(1)	(0.0)	10	0.1

Net income (loss)	$(157)	(0.8)%	$1,683	7.8%

Net income (loss) per share – basic	$(0.01)		$0.13
Net income (loss) per share – diluted	$(0.01)		$0.12
Weighted average shares outstanding — basic	12,130,211		12,806,759
Weighted average shares outstanding — diluted	12,130,211		13,957,926

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (unaudited)
(in thousands, except share and per share amounts)

	Six Months Ended June 30,
	2003		2004
	$	%	$	%
Revenues:
Systems	$34,561	84.3%	$37,068	85.6%
Service	6,428	15.7	6,232	14.4

Total revenues	40,989	100.0	43,300	100.0
Cost of revenues:
Systems	21,124	61.1	20,866	56.3
Service	3,579	55.7	3,758	60.3

Total cost of revenues	24,703	60.3	24,624	56.9
Gross profit:
Systems	13,437	38.9	16,202	43.7
Service	2,849	44.3	2,474	39.7

Gross profit	16,286	39.7	18,676	43.1
Operating expenses:
Research and development	4,076	9.9	3,627	8.4
Write off of purchased in-process research and development projects	1,290	3.1	—	—
Sales and marketing	8,817	21.5	8,738	20.2
General and administrative	3,969	9.7	4,037	9.3
Stock-based compensation	36	0.1	36	0.1

Total operating expenses	18,188	44.3	16,438	38.0

Operating income (loss)	(1,902)	(4.6)	2,238	5.1
Other income (expense):
Interest expense, net	(148)	(0.4)	(60)	(0.1)
Interest income, putable warrants	32	0.0	—	—
Other income (expense), net	(9)	(0.0)	633	1.5

Total other income (expense)	(125)	(0.4)	573	1.4

Income (loss) before income taxes and minority interest	(2,027)	(5.0)	2,811	6.5
Income tax provision	(9)	(0.0)	(70)	(0.2)

Income (loss) before minority interest in loss of consolidated entity	(2,036)	(5.0)	2,741	6.3
Minority interest in loss of consolidated entity	20	0.1	30	0.1

Net income (loss)	$(2,016)	(4.9)%	$2,771	6.4%

Net income (loss) per share – basic	$(0.17)		$0.22
Net income (loss) per share – diluted	$(0.17)		$0.20
Weighted average shares outstanding — basic	12,112,095		12,526,004
Weighted average shares outstanding — diluted	12,112,095		13,572,874

Quinton Cardiology Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (unaudited)
(in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2003	2004	2003	2004
Operating Activities:
Net income (loss)	$(157)	$1,683	$(2,016)	$2,771
Adjustments to reconcile net income (loss) to net cash from (used in) operating activities:
Depreciation and amortization	476	402	973	788
Loss on disposal of equipment	6	4	6	4
Gain on sale of hemodynamic monitoring business	—	(633)	—	(633)
Amortization of deferred stock-based compensation	18	18	36	36
Interest expense (income), putable warrants	63	—	(32)	—
Deferred taxes	—	5	—	10
Write off of purchased in-process research and development	—	—	1,290	—
Minority interest in income (loss) of consolidated entity	1	(10)	(20)	(30)
Changes in operating assets and liabilities, net of businesses acquired and divested:
Accounts receivable	250	(1,126)	864	(1,058)
Inventories	1,671	551	2,157	457
Prepaid expenses and other current assets	125	(120)	105	(110)
Accounts payable	(1,119)	150	(2,653)	(215)
Accrued liabilities	(927)	(325)	(1,135)	(1,854)
Warranty liability	(56)	(10)	(9)	(34)
Deferred revenue	(61)	99	(254)	(9)

Net cash flows from (used in) operating activities	290	688	(688)	123

Investing Activities:
Purchases of machinery and equipment	(357)	(79)	(792)	(115)
Purchase of technology	—	—	—	(125)
Proceeds from sales of machinery and equipment	73	—	108	—
Purchase of Burdick, Inc., net of cash acquired	2,177	—	(19,372)	—

Net cash flows from (used in) investing activities	1,893	(79)	(20,056)	(240)

Financing Activities:
Borrowings (repayments) on bank line of credit, net	(1,855)	(923)	2,474	(354)
Payments of long term debt	(91)	(91)	(182)	(182)
Proceeds from exercise of stock options and issuance of shares under employee stock purchase plan	225	181	269	407
Redemption of putable warrants	(296)	—	(296)	—
Proceeds from issuance of stock, net of issuance costs	—	15,791	—	15,791

Net cash flows from (used in) financing activities	(2,017)	14,958	2,265	15,662

Net change in cash and cash equivalents	166	15,567	(18,479)	15,545
Cash and cash equivalents, beginning of period	737	163	19,382	185

Cash and cash equivalents, end of period	$903	$15,730	$903	$15,730